SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC   20549
                                 ____________

                                  FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 MBIA INC.
            (Exact Name of Registrant as Specified in Its Charter)


         CONNECTICUT                                   06-1185706
(State of Incorporation or Organization)           (I.R.S. Employer
                                                  Identification no.)


      113 KING STREET, ARMONK, NEW YORK                   10504
   (Address of Principal Executive Offices)             (Zip Code)


 If this form relates to the               If this form relates to the
 registration of a class of securities     registration of a class of securities
 pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
 Exchange Act and is effective             Exchange Act and is effective
 pursuant to General Instruction           pursuant to General Instruction
 A.(c), please check the following         A.(d), please check the following
 box. /  /                                 box.  /  /


Securities Act registration statement file
number to which this form relates:           ________________________
                                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                  Name of Each Exchange on Which
         to be so Registered                  Each Class is to be Registered
        ---------------------                 ------------------------------

      Common Stock, par value                 New York Stock Exchange
      $1.00 per share

      Rights to Purchase Junior               New York Stock Exchange
      Participating Cumulative
      Preferred Stock, par value
      $1.00 per share, of the Registrant


Securities to be registered pursuant to Section 12(g) of the Act:

      NONE
                               (Title of Class)


Item 1.    Description of Registrant's Securities to be Registered.
           -------------------------------------------------------

           This Amendment to Form 8-A is being filed to reflect the amendment of the By-laws (the "By-laws") of MBIA Inc. on March 19, 1998.

           A copy of the By-laws is attached as Exhibit 1 hereto and is incorporated herein by reference.

Item 2.    Exhibits
           --------

           1.   By-laws As Amended as of March 19, 1998

                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, who is duly authorized.

                                        MBIA INC.

Date: May 29, 1998                      By /s/ Louis G. Lenzi
                                           -------------------
                                        Name:  Louis G. Lenzi
                                        Title:  Secretary

                                  Exhibit Index
                                  -------------

Exhibit No.         Description               Page
-----------         ------------               ----

1                   By-laws As Amended
                    as of March 19, 1998

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